Exhibit 99.11

SUPPORTSOFT DELIVERS RECORD RESULTS WITH SEVENTH CONSECUTIVE QUARTER OF GROWTH

37% Year Over Year Revenue Growth; EPS of $0.04

Redwood City, Calif., April 14, 2003 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of service and support automation software, today reported financial results for its first quarter ended March 31, 2003.

Revenues for the first quarter 2003 were $12.0 million, a 37% increase from $8.8 million for the same period last year and a 2% increase from $11.8 million for the previous quarter. Net income on a GAAP basis for the quarter was $1.5 million or $0.04 per share, compared with a net loss of $2.8 million or $(0.09) per share a year ago and a net income of $948,000 or $0.03 per share for the previous quarter.

The Company increased cash and cash equivalents by $1.4 million in the first quarter to $32.0 million. SupportSoft has been cash flow positive for five consecutive quarters. Deferred revenues were $16.7 million at March 31, 2003, an increase of 17% from $14.3 million at December 31, 2002.

“This quarter’s excellent results continue the breakthrough performance the Company delivered in 2002,” said Radha Basu, Chairman and CEO of SupportSoft. “We were able to build momentum with our key customer segments — enterprise IT, broadband service providers, IT outsourcers and OEMs. We continue to grow our revenues, tightly manage our expenses and demonstrate sustained profitability. Our financial performance in the first quarter was especially notable given world events and a still uncertain economy. Based on our momentum and seven consecutive quarters of growth, we are increasing our EPS outlook for the full year.”

Recent Highlights:

SupportSoft received orders from 7 new customers and 17 existing customers, including Accenture, Belgacom, BellSouth Telecommunications, BT, Comcast, IBM, and Sony Electronics. SupportSoft received 4 orders for more than $1 million each, including 2 orders over $2.5 million.

Enterprise Highlights:

1 The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	3M Health Information Systems and Thomson Financial, leading providers of specialized software applications to the medical and financial services industries, respectively, selected SupportSoft to enhance their customers’ experience through use of SupportSoft’s Resolution Suite™ software.

•	In Europe, BT rolled out support automation to the company’s 70,000 employees after an extensive pilot that demonstrated clear and measurable financial payback using the Company’s Resolution Suite software.

•	Accenture expanded its partnership with SupportSoft with an agreement to use the Resolution Suite for support of its customers. Accenture already uses the Company’s products to support its employees.

Broadband Service Provider Highlights:

•	BellSouth expanded and extended its relationship with SupportSoft. SupportSoft counts 6 of the top 7 leading North American broadband service providers as its customers, representing more than 75% of all North American broadband subscribers.

•	Belgacom, Belgium’s leading supplier of global telecommunications solutions, selected SupportSoft’s SmartAccess™ and Service Automation Suite™ products to optimize its subscribers’ broadband experience from successful installation to ongoing automated service throughout a customer’s lifecycle.

Product Highlights:

•	Multiple sales of SupportSoft’s Knowledge Center™ software suite were made to current and new customers based on the product’s appeal to trim costs by automating the easy creation and ability to provide smart answers to “how to” questions, which make up more than 40% of common service requests that typically come into a call center.

•	Mobile Device Management Suite™ was introduced to deliver self-care and assisted support to the growing population of mobile users while enabling corporate enterprises or wireless carriers to cost-effectively deliver device management.

•	SupportSoft’s Resolution Suite™ received the “best help desk solution” award in the 2003 ContactCenterWorld.com Members’ Choice Awards for raising the standard for service and support delivery through innovative software technology.

Guidance

Based on the Company’s performance and the current market conditions, SupportSoft expects revenues of $12.3 to $12.8 million for the second quarter of 2003. Net earnings per share for the second quarter of 2003 are expected to be between $0.03 and $0.05. The Company’s guidance for full year 2003 is for revenues in the range of $48 to $53 million. Net earnings per share are expected to be between $0.10 and $0.14.

About SupportSoft

SupportSoft (Nasdaq: SPRT) is a leading provider of service and support automation software for corporate enterprises and broadband service providers worldwide. SupportSoft’s patented software platform allows businesses to automate and personalize the support they provide to their customers, partners and employees, helping them reduce costs, increase revenues and drive user satisfaction. Global 2000 companies using SupportSoft’s comprehensive family of software solutions include enterprises like Procter & Gamble, Clorox, GE, Cisco Systems, Bank of America, NEC, British Telecom and Schlumberger, broadband providers like Comcast, BellSouth, and Cox Communications, OEMs and System Integrators like IBM, Sony, Siebel Systems and CSC. SupportSoft has offices and customers located throughout the world. For more information visit www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are not guarantees of future results and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. In particular, the statements related to the financial projections such as projections of revenues and EPS and statements related to the Company’s products and the expected benefits and usage of the products are subject to a number of risks and uncertainties including but not limited to competition from other vendors, lack of market acceptance of the Company’s solutions, the success of the Company’s strategic relationships, the success of the Company’s new products, the continued acceptance of term license agreements, lack of renewals or payments for license agreements, the Company’s ability to control expenses and the potential for unanticipated costs or increases in costs, the impact of international conflict and continued economic downturns in either domestic or foreign markets, and the resulting changes in the amount of technology spending by customers and prospects, the time and effort required to configure, test and deploy the solution, technical challenges specific to the announced customers’ implementation of the solution, the potential for third party intellectual property infringement claims, the rapid pace of technological change, other sales, marketing, and development challenges as well as other risks detailed from time to time in our SEC reports, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Factors Affecting our Business and Operating Results” in our Annual Report on Form 10-K, and Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

SupportSoft, Resolution Suite, Service Automation Suite, SmartAccess, Knowledge Center and Mobile Device Management Suite are registered trademarks or trademarks of SupportSoft, Inc. in the U.S. and other countries. All other trademarks belong to their respective owners.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2002	2003
Revenues:
License fees	$6,587	$9,593
Services	2,178	2,401

Total revenues	8,765	11,994

Costs and expenses:
Cost of license fees	65	90
Cost of services	1,372	1,690
Amortization of purchased technology	598	—
Research and development	2,275	2,334
Sales and marketing	5,592	5,048
General and administrative	1,339	1,425
Amortization of deferred stock compensation	470	—

Total costs and expenses	11,711	10,587

Income (loss) from operations	(2,946)	1,407

Interest income and other, net	125	140

Income (loss) before income taxes	(2,821)	1,547

Income tax expense	—	(73)

Net income (loss)	$(2,821)	1,474

Net income (loss) per share:
Basic	$(0.09)	$0.04
Diluted	$(0.09)	$0.04

Shares used in computing per share amounts:
Basic	32,003	33,306

Diluted	32,003	34,532

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	March 31, 2003
		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$30,615	$31,974
Accounts receivable, net	7,695	12,466
Other current assets	2,452	2,082

Total current assets	40,762	46,522
Property and equipment, net	1,251	1,053
Other assets	147	192

Total assets	$42,160	$47,767

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued compensation	$1,981	$3,253
Other accrued liabilities	2,199	2,580
Capital lease obligations, current portion	511	481
Deferred revenue	14,255	16,681

Total current liabilities	18,946	22,995

Capital lease obligations, net of current portion	67	41

Stockholders’ equity:
Common stock	3	3
Additional paid-in-capital	108,253	108,317
Other comprehensive income	(155)	(109)
Accumulated deficit	(84,954)	(83,480)

Stockholders’ equity	23,147	24,731

Total liabilities and stockholders’ equity	$42,160	$47,767